                                                                    EXHIBIT 10.2


                           WARRANT PURCHASE AGREEMENT

     THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of May 30, 1997 between NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation (the "Company"), and PNC CAPITAL CORP, a Delaware corporation, SEACOAST CAPITAL PARTNERS L.P., a Delaware limited partnership and EXETER VENTURE LENDERS, L.P., a Delaware limited partnership (each an "Initial Holder" and, collectively, the "Initial Holders").

                                    PREAMBLE

     The Initial Holders and the Company are parties to a Note Purchase Agreement dated as of even date herewith (as the same may be amended from time to time, the "Note Purchase Agreement"). As a condition to the obligations of the Initial Holders under the Note Purchase Agreement, the Company is required to enter into this Agreement and issue to the Initial Holders stock purchase warrants to purchase certain shares of its common stock (said warrants and all warrants subsequently issued by the Company to the Initial Holders, their successors and assigns pursuant hereto or pursuant to any of said warrants, whether upon transfer, exchange or replacement thereof or otherwise being hereinafter referred to collectively as the "Warrants", and each individually as a "Warrant"). Therefore, the parties agree as follows with the intent to be legally bound.

                                    AGREEMENT

     1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to those terms in the Note Purchase Agreement. In addition to terms defined elsewhere in this Agreement the following terms shall have the following meanings:

     "Acquired Securities" means the Warrants and the Warrant Shares.

     "Commission" means the United States Securities and Exchange Commission and any successor federal agency administering the Securities Act.

     "Common Stock" means all classes and categories of the Company's common stock, whether now or hereafter issued or issuable, including without limitation the Company's common stock, no par value.

     "EBITDA" means the Company's net income for any period of determination thereof, prior to provision for interest expenses, income taxes, amortization, depreciation, management bonuses in excess of those set forth in the Company's annual budget and projections as approved by its Board of Directors and delivered to the


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Initial Holders pursuant to the Note Purchase Agreement plus 10% annually and other expenses that in accordance with GAAP would not be considered in calculating cost of goods sold, revenues or selling, general or administrative expenses.

     "Exercise Price" of a Share issuable upon the exercise of a Warrant means $.001.

     "Fair Market Value" of the Company means the fair market value of the Company's equity securities. Upon the occurrence of an event requiring a determination of Fair Market Value, the Company and the Holders seeking such determination shall endeavor to agree upon the same. If they cannot so agree within 15 days after such event, then Fair Market Value will be determined by a nationally-recognized investment banking firm chosen jointly by the Company and such Holders or, if there is a dispute as to the selection of such investment banking firm, by the American Arbitration Association in Pittsburgh, Pennsylvania or Boston, Massachusetts upon application of the Company or such Holders. The Company and such Holders shall be afforded adequate opportunities to discuss said valuation with the investment bankers. Said valuation shall be valid for 90 days following its issuance. In the case of an exercise by the Company of its call rights under Section 10, the expense of said valuation shall be borne completely by the Company (unless otherwise required by SBA regulations). In all other cases (unless otherwise required by SBA regulations), the expense of said valuation shall be borne as follows: if the valuation is within 10% of the Fair Market Value determined by the Company's Board of Directors (the "Company Valuation"), then said expense shall be borne one-half by the Company and one-half by the Holders seeking such determination; if the valuation is more than 10% higher than the Company Valuation, then said expense shall be borne completely by the Company; if the valuation is more than 10% lower than the Company Valuation, then said expense shall be borne completely by the Holders seeking such determination.

     "Formula Value" of the Company means, as of any date, the value of the Company as established by the following formula:

     7 x EBITDA based on the trailing 12 month income statement of the Company, prepared in accordance with GAAP, for the 12 month period ended on the last day of the month immediately prior to the month in which the date of determination occurs, less funded and other long term debt, plus cash items as presented in the Company's balance sheet, prepared in accordance with GAAP, for the month ended prior to such date.

     "Holder" and "Holders" means each Initial Holder and their registered successors and assigns of the Acquired Securities.

     "Outstanding Warrants" means (a) the Warrants, (b) the Common Stock Warrant dated as of May 30, 1997 issued by the Company to HiFi Buys Incorporated and (c) the


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Warrants issued to the holders of the Company's Series A Redeemable Convertible
Preferred Stock pursuant to that certain Warrant and Debenture Commitment dated as of March 7, 1997.

     "Preferred Stock" means the Company's Series A Redeemable Convertible Preferred Stock, no par value, and the Company's Series B Redeemable Convertible Preferred Stock, no par value.

     "Preferred Stock Certificate" means the Company's Amended and Restated Certificate of Vote of Directors Establishing Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock.

     "Put/Call Value" of a Warrant Share means the greater of (a) the Fair Market Value of the Company divided by the number of Shares Deemed Outstanding or (b) the Formula Value of the Company divided by the number of Shares Deemed Outstanding. The Put/Call Value of a Warrant shall be the Put/Call Value of a Warrant Share, multiplied by the number of Shares issuable upon the exercise of such Warrant, minus the aggregate Exercise Price for Warrant Shares under such Warrant. Put/Call Value shall be determined as of the date when a Holder gives notice exercising its put rights under Section 9, or the Company gives notice exercising its call rights under Section 10, as applicable

     "Qualified Public Offering" means any underwritten public offering of Common Stock the net proceeds of which to the Company and/or the selling holders (if any) (after deducting any underwriting fees and commissions) are at least $25 million; provided, that if such public offering is effected prior to the date when all obligations of the Company under the Note Purchase Agreement and the Notes issued pursuant thereto (but not under the other Transaction Document, including this Agreement and the Warrants) have been satisfied in full, then in the course of such public offering the underwriter shall issue its firm commitment to, and thereafter shall, include in the offering a sufficient number of Shares to ensure that following said offering the proceeds to the Company shall be adequate to permit the Company to satisfy such obligations in full after it has paid all fees and expenses incurred in connection with such offering and made all payments with respect to the Senior Indebtedness which are required because of such offering.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Securities Act" means the Securities Act of 1933 and all rules, regulations and orders issued thereunder, as any of the same may be amended.


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     "Share" means one share of Common Stock.

     "Shares Deemed Outstanding" means the total number of Shares outstanding on a fully diluted basis, including without limitation all Shares obtainable upon exercise of the Warrants. For the purposes of this Agreement (a) all Shares which are issuable upon the exercise of any Stock Purchase Rights shall be deemed to be outstanding upon the issuance of such Stock Purchase Rights whether or not such Stock Purchase Rights are immediately exercisable and (b) the consideration received by the Company in respect of each Share which is deemed to be outstanding pursuant to clause (a) above shall be deemed to be (i) the sum of the aggregate amount received or receivable by the Company as consideration for the issuance or sale of such Stock Purchase Rights plus the minimum aggregate amount of consideration payable to the Company upon the exercise thereof divided by (ii) the maximum aggregate number of Shares issuable by the Company upon the exercise thereof. If and to the extent that any Stock Purchase Rights shall expire or terminate without being exercised, the number of Shares which may be acquired upon the exercise of each Warrant on the date of such expiration or termination shall be readjusted to the number that would have been in effect at such time had such rights never existed and the Shares issuable upon conversion of such expired or terminated rights shall no longer be deemed outstanding.

     "Stock Purchase Right" means (a) evidence of indebtedness, warrants, stock and other securities which are convertible into or exchangeable for Common Stock, with or without the payment of additional consideration and either immediately or upon the arrival of a specified date or the happening of a specified event, and (b) options and other rights to subscribe for or purchase any Common Stock.

     "Warrant Shares" means the Shares issued or issuable upon the exercise of a Warrant.

     2. WARRANT PURCHASE. Contemporaneous with the execution of this Agreement, the Company shall issue to each Initial Holder a Warrant in the form attached hereto as EXHIBIT A, which Warrants, evidence the Initial Holders' right to purchase at the Exercise Price up to 959,700 shares in the aggregate of the Company's common stock, no par value. Notwithstanding anything to the contrary set forth in the Note Purchase Agreement, the parties agree to allocate $14,999,999.00 in the aggregate to the Notes and $1.00 in the aggregate to the Warrants for all tax and reporting purposes.

     3. ANTIDILUTION. Subject to Section 4 whenever after the date hereof and prior to the closing of a Qualified Public Offering the Company shall propose to issue or sell any Shares (or shall issue or sell any Stock Purchase Right) upon terms which are less than Fair Market Value, the number of Warrant Shares shall be adjusted to the number of Shares determined as follows:


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     (a) The Fair Market Value of the Company immediately prior to such issuance or sale (each event being an "Issuance") shall be divided by the number of Shares Deemed Outstanding immediately prior to the Issuance (the "Pre-Dilution Share Value").

     (b) The number of Warrant Shares immediately prior to the issuance shall be multiplied by the Pre-Dilution Share Value (the "Pre-Dilution Warrant Value").

     (c) The dollar proceeds from the issuance shall be added to the Fair Market Value of the Company immediately prior to the issuance to determine the Fair Market Value of the Company immediately after the issuance.

     (d) The Pre-Dilution Warrant Value shall be divided by the Fair Market Value of the Company immediately after the issuance and the resulting quotient shall be rounded up or down to the nearest one-thousandth (the "Adjusted Warrant Percentage").

     (e) The result obtained by (i) subtracting the number of Warrant Shares immediately prior to the issuance from the number of Shares Deemed Outstanding immediately prior to the Issuance and (ii) adding the number of Shares issued in the Issuance, each on a fully diluted basis (the "Post-Issuance Non-Warrant Shares"), shall be divided by the result of one minus the Adjusted Warrant Percentage, and the resulting quotient shall be rounded up or down to the nearest one-thousandth (the "Adjusted Shares Deemed Outstanding").

     (f) The adjusted number of Warrant Shares shall be equal to (i) the Adjusted Shares Deemed Outstanding minus (ii) the Post-Issuance Non-Warrant Shares.

     For Example:

     If the Company had (i) 1,000 Shares Deemed Outstanding immediately prior to the Issuance, (ii) 100 Warrant Shares immediately prior to the Issuance,
     (iii) Fair Market Value immediately prior to the Issuance of $1,000, (iv) 1,000 Shares issued in the Issuance and (v) proceeds of $500 from the Issuance then:

          (A)  $1,000 [divide] 1,000 Shares = $1.00 per Share
               (Pre-Dilution Share Value)

          (B)  100 Shares x $1.00 = $100
               (Pre-Dilution Warrant Value)


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          (C)      $500 + $1,000 = $1,500
                   (Fair Market Value of the Company after Issuance)

          (D)      $100 / $1,500 = .0667
                   (Adjusted Warrant Percentage

          (E)      900 Shares + 1,000 Shares = 1,900 Shares
                   (Post-Issuance Non-Warrant Shares)

          (F)      1,900 Shares / (1-.0667) = 2,035.79 Shares
                   (Adjusted Shares Deemed Outstanding)

          (G)      2,035.79 Shares - 1,900 Shares = 135.79 Shares
                   (Adjusted Number of Warrant Shares)

     4. EXCEPTIONS TO ANTIDILUTION PROVISIONS. The antidilution provisions of
Section 3 shall not apply if an adjustment is otherwise made pursuant to Section 5 below, and shall not apply to sales, issuances or distributions of Shares or Stock Purchase Rights (a) consisting of stock options which have been, or in the future may be, issued to employees of the Company's 1995 Stock Option Plan as currently in effect or Shares issuable upon the exercise of such options, (b) upon the exercise of the Outstanding Warrants or the conversion of the Preferred Stock, (c) consisting of warrants issued pursuant to Section 6.4 of the Preferred Certificate as currently in effect or Shares issuable upon the exercise of such Warrants or (d) by way of dividend or other distribution on account of any of the foregoing items (a) through (c); provided, that if any of the foregoing contain antidilution provisions which are triggered by an Issuance described in Section 3, then the adjustments made as a result of such antidilution provisions shall be taken into account in determining the adjustment to the Warrants pursuant to Section 3.

     5. OTHER ADJUSTMENTS TO WARRANTS.

     (a) If the Company shall at any time (i) make a dividend or other distribution to holders of Shares in Shares or in Stock Purchase Rights, (ii) subdivide its outstanding Shares into a greater number of Shares by means of a stock split or otherwise (iii) combine its outstanding Shares into a smaller number of Shares, the number of Shares which may be acquired upon the exercise under each Warrant shall be adjusted so that the Holder of a Warrant exercised after the record date fixing shareholders to be affected by such event shall be entitled to receive upon the exercise of such Warrant the number of Shares which such Holder would have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to such record date.


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     (b) In the case of a capital reorganization or reclassification of the stock of the Company, a consolidation or merger of the Company with or into another entity or a sale or other disposition of all or substantially all the assets of the Company, in each case occurring prior to the exercise of a Warrant, the Holder of any Warrant which is still outstanding after such event shall be entitled to obtain the number of Shares or other securities or other property which such Holder would have been entitled to obtain if such Holder had exercised its Warrant immediately prior to such reorganization, reclassification, consolidation, merger or conveyance; and, in each case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to adjustments in the number of Shares covered hereby) shall thereafter be applicable, as nearly as possible in relation to stock or other securities or property thereafter deliverable upon exercise of the Warrants.

     6. CERTIFICATE SHOWING ADJUSTMENTS. Whenever the number of Shares covered by a Warrant is adjusted, the Chief Financial Officer or Treasurer of the Company shall compute the adjusted number of Shares in accordance with the applicable provisions of this Agreement and prepare and deliver to each Holder a certificate setting forth the adjustment and showing in detail the facts upon which such adjustment is based.

     7. NOTICE IN CERTAIN CIRCUMSTANCES. In case at any time prior to the date when a Qualified Public Offering occurs the Company proposes to:

        (a) declare any dividends or other distributions (whether in cash or other property) in respect of the Common Stock;

        (b) issue any Shares or any Stock Purchase Rights (except pursuant to the exercise of Warrants or other Stock Purchase Rights in accordance with their terms and except for issuances described in Section 4);

        (c) effect a capital reorganization or reclassification of the Shares of the Company, a consolidation or merger of the Company with or into another entity or a sale or other disposition of all or substantially all of its assets; or

        (d) effect a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall give to each Holder notice of such event at least 30 days (but not more than 90 days) prior to the earlier to occur of (x) the date when such Holder must be a holder of Shares in order to participate in such event (if applicable) or (y) the date when such event is scheduled to occur.


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     8. PREEMPTIVE RIGHTS. The Holders shall have such preemptive rights as are granted to holders of Warrants and Warrant Shares under the Certificate of Designation.

     9. PUT RIGHTS.

     (a) From and after the earliest to occur of (i) the fifth anniversary of the date hereof, (ii) the date when the Company consolidates or merges with any other entity (but only if such other entity is the survivor of such consideration or merger) or conveys all or a substantial portion of its assets to another entity or (iii) the date when a Change of Control occurs, each Holder shall have the right in its sole discretion to "put" to the Company (force the purchase by the Company of) all or any part of its Acquired Securities for their Put/Call Value.

     (b) Upon receipt of a notice that a Holder intends to exercise its put rights hereunder, the Company and such Holder shall promptly determine the Put/Call Value. The Company shall purchase the Acquired Securities being put for cash within 30 days after the Put/Call Value is determined; provided, that the Company may extend such 30-day period by an additional 60 days if it agrees to pay interest at the rate specified in subsection (c)(i) below from the end of such 30-day period through the date of payment.

     (c) Notwithstanding anything in this Section to the contrary, if the Company is in default with respect to the Senior Indebtedness, or if the Company shall determine in good faith that honoring any put right would cause a default with respect to the Senior Indebtedness, violate any Governmental Rule applicable to the Company, cause the Company to be insolvent or materially impair the ability of the Company to operate as a going concern, then the Company shall promptly notify the Holder exercising such put right of such fact. In the circumstances described above, a Holder (in lieu of its right to receive cash as provided above) shall have the right to elect, at its sole option by giving notice to the Company to such effect, to either:

       (i) exercise its put rights in return for the Company's obligation to pay the purchase price for the Acquired Securities being put (including partial payments thereof and accrued interest thereon) as soon as the Company ceases to be in default with respect to the Senior Indebtedness and the Company can do so without causing a default under the Senior Indebtedness, a violation of Governmental Rules or the insolvency of the Company or without materially impairing the ability of the Company to operate as a going concern, but in no event later than three years from the date when such obligation is given, together with interest accrued on the unpaid balance thereof from the date when the purchase price for the Acquired Securities being put is determined until the date when such Holder receives payment in full at a rate per annum equal to the greater of (A) the rate announced by PNC Bank in


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
Pittsburgh, Pennsylvania from time to time as its prime rate plus 4% or (B) 14% (and, in each case, a default rate equal to the rate otherwise in effect plus 3%), which obligation shall be evidenced by a promissory note of the Company satisfactory in form and substance to each Holder receiving the same, shall be secured by a pledge of the Acquired Securities being put and, if required by the holders of the Senior Indebtedness, shall be subordinate in right of payment to the Senior Indebtedness pursuant to a subordination agreement substantially similar to that which is currently in effect between the Initial Holders and the Senior Agent with respect to the Notes.

                           (ii)     withdraw such exercise of its put rights,
in which case the Company shall inform such Holder as soon as the Company and can honor such put rights, in whole or in part, without causing such a default or violation.

                  (d) The put rights granted to the Holders under this Section shall terminate upon the closing of a Qualified Public Offering.

          10.     CALL RIGHTS.

                  (a) At any time after the sixth anniversary of the date hereof, and so long as no Event of Default under and as defined in the Note Purchase Agreement has occurred and is continuing, the Company shall have the right in its sole discretion to "call" (force the sale by the Holders of) all, but not less than all, of the Acquired Securities for their Put/Call Value.

                  (b) If the Company desires to exercise its call rights hereunder, it shall give notice to the Holders to such effect, whereupon the Company and the Holders shall promptly determine the Put/Call Value. The Company shall purchase the Acquired Securities for cash within 30 days after the Put/Call Value is determined.

                  (c) Notwithstanding anything in this Section to the contrary, if a Recapture Event (defined below) shall (i) occur within 12 months after the closing described in subsection (b) above or (ii) be approved by the Company's Board of Directors within 12 months after such closing and occur within 24 months after such closing then, within 10 days after the occurrence of such Recapture Event (or, if a redetermination of the Put/Call Value is made pursuant to subsection (d) below, within 10 days after such redetermination), the Company shall pay to each Holder an amount equal to the product of (A) the difference, if any, between the value of one share of common stock immediately after such Recapture Event and the Put/Call Value assigned to one Warrant Share as determined in connection with such call multiplied by (B) the number of such Warrant Holder's Warrant Shares and/or the number of Warrant Shares issuable upon the exercise of such Warrant Holder's Warrants which were subject to such call.




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                  (d)      A "Recapture Event" means any of the following events
which results in the Common Stock having a higher value, on a per share basis, than the Put/Call Value of one Warrant Share as determined in connection with the exercise by the Company of its call rights: (i) a merger or consolidation with any other entity (but only if such other entity is the survivor of such consolidation or merger); (ii) a sale of all or substantially all of the Company's assets; or (iii) a public offering of the Common Stock. If a value is assigned to the Company's Common Stock as a result of such Recapture Event, then such value shall be the value which is used in calculating the amount, if any, to be paid to the Holders pursuant to subsection (c) above. If no such value is assigned then, upon the request of the Holders, the Put/Call Value shall be redetermined as of the date of the occurrence of such Recapture Event.

                  (e) The call rights granted to the Company under this Section shall terminate upon the closing of a Qualified Public Offering.

          11.     COVENANTS OF THE COMPANY.

                  (a) The Company shall not engage in any public offering of the Common Stock or any of its other securities unless the first of such public offerings is a Qualified Public Offering.

                  (b) At all times prior to the Occurrence of a Qualified Public Offering, the Company shall promptly notify the Holders of any change of more than 2% in the holders of the Shares (other than Warrant Shares) or Preferred Stock.

                  (c) The Company will not, by amendment to its Articles of Organization or through any reorganization, reclassification, consolidation, merger, sale of assets, dissolution, issue or sale of securities or other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate to protect the rights of the Holders.

                  (d)      The covenants of the Company set forth in Sections
4.01 through 4.08, 5.07 and 5.12 of the Note Purchase Agreement are hereby incorporated herein by reference as if the same were set forth in full herein. Such covenants shall not terminate upon the payment in full of the Notes, or the termination of the Note Purchase Agreement, but shall remain in full force and effect for so long as any Holder has put rights under Section 9.

                  (e) At all times prior to the closing of a Qualified Public Offering the Holders shall receive at least seven days prior notice of, and their representatives shall have the right to attend, all meetings of the Boards of Directors of the Company and its Executive Committee (if applicable), and shall receive all information which is prepared by or on behalf of the Company in conjunction with any such meeting. The


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





Company shall promptly reimburse the representatives of the Holders for all reasonable out-of-pocket expenses incurred by them in attending such meetings.

         12. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Each Initial Holder hereby severally, but not jointly, represents and warrants to the Company as set forth in this Section and each Holder other than an Initial Holder shall, upon its acquisition of a Warrant, be deemed to represent and warrant to the Company (severally and not jointly) as set forth in this Section. The representations and warranties set forth in this Section shall be deemed to be remade by a Holder from time to time to the Company when a Warrant is exercised by such Holder.

                  (a) Each Holder is acquiring the Acquired Securities for its own account with no present intention of reselling or otherwise distributing the same.

                  (b) Each Holder is an "accredited investor" as defined in Regulation D under the Securities Act and has (i) substantial knowledge and experience in financial and business matters (including investing in companies similar to the Company) such that it can evaluate and invest in securities of speculative companies and is capable of evaluating the merits and risks of an investment in such securities (including the Acquired Securities) and (ii) such financial condition and income that it is under no present need to dispose of any portion of the Acquired Securities to satisfy any existing or contemplated undertaking or indebtedness and such that it can bear, the economic risk of an investment in the Acquired Securities.

                  (c) Each Holder has independently examined and investigated the Company in making its decision to purchase the Acquired Securities. Each Holder acknowledges that the Company has made available to it the opportunity to obtain such information as it has deemed necessary to evaluate the merits and risks of an investment in the Acquired Securities, and that it has no knowledge of any additional information regarding the Company which it wishes to receive in order to make an informed investment decision with respect to the Acquired Securities.

                  (d) Each Holder acknowledges that: (i)it has acquired the Warrant issued to it after extensive negotiations with the Company concerning the terms of its investment; (ii) the Company is relying upon an exemption under the Securities Act predicated upon such Holder's representations and warranties in this Section in connection with the issuance of the Acquired Securities;
(iii) none of the Acquired Securities have been registered under the Securities Act and none of them may be sold, pledged, transferred or otherwise disposed of unless such Acquired Securities are so registered or an exemption from such registration is available and unless any such proposed sale, pledge, transfer or disposition is effected in compliance with state securities laws; (iv) the Acquired Securities may only be registered under the Securities Act by the Company; (v) there is no trading market in the Acquired Securities; (vi) the Acquired Securities are being sold in reliance upon an exemption from the registration requirements of the Securities Act afforded to private offerings; and (vii) in light of the foregoing, each Holder may not be able to liquidate its investment in any Acquired Securities at any given time, and each Holder is prepared to bear that economic risk.

         13.      RESTRICTIONS ON TRANSFERABILITY.

                  (a) The Holders acknowledge that the Acquired Securities are subject to certain restrictions on transfer set forth in that certain Tag-Along, Transfer Restriction and Bring-Along Agreement dated as of November 28, 1995 among the Company and its shareholders, as amended, and that the Acquired Securities may not be transferred in violation of such restrictions.

                  (b) Unless and until otherwise permitted by this Section or unless distributed pursuant to an effective registration statement:

                           (i)      Each Warrant shall be stamped or otherwise
imprinted with a legend in substantially the following form:

         NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO TRANSFER OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. THIS WARRANT AND THE SECURITIES FOR WHICH IT IS EXERCISABLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER RESTRICTIONS SET FORTH IN A TAG-ALONG, TRANSFER RESTRICTION AND BRING-ALONG AGREEMENT DATED AS OF NOVEMBER 28, 1995, AS AMENDED (WHICH AGREEMENT IS ON FILE WITH THE COMPANY'S SECRETARY).

                           (ii)     Each certificate for Warrant Shares shall be
stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO TRANSFER OF SUCH SECURITIES MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. SUCH SECURITIES ARE SUBJECT TO


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


         RESTRICTIONS ON TRANSFERABILITY AND CERTAIN OTHER RESTRICTIONS SET FORTH IN A TAG-ALONG, TRANSFER RESTRICTION AND BRING-ALONG AGREEMENT DATED AS OF NOVEMBER 28, 1995, AS AMENDED (WHICH AGREEMENT IS ON FILE WITH THE COMPANY'S SECRETARY).

         14. ACTION BY HOLDERS. Whenever any consent, waiver, agreement or other action of the Holders as a group is required or permitted hereunder such action shall be effective if it is taken by Holders who hold Warrants or Warrant Shares representing at least 66-2/3% of the Warrant Shares issuable upon the exercise of all Warrants; provided, that if such action affects less than all of the Holders then it need only be taken by Holders who hold Warrants or Warrant Shares representing a majority of the Warrant Shares issuable upon the exercise of all Warrants held by the affected Holders.

         15. AMENDMENTS. This Agreement may be amended or terminated only by a writing signed by the Company and the Holders necessary to take such action pursuant to Section 14, and any such amendment or termination shall be effective only to the extent specifically set forth in such writing.

         16. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, and all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such matters.

         18. EQUITABLE RELIEF. The parties acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions hereof and that any party may apply to a court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent a breach of this Agreement.

         19. GOVERNING LAW. This Agreement shall be a contract under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

         20. NOTICES. All notices, consents, requests, demands and other communications required or permitted hereunder:

                  (a) shall be in writing;

                  (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

                  (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business day's prior notice:

If to the Company:                          With a copy to:

New England Audio Company, Inc.             Goulston & Storrs, P.C.
40 Hudson Road                              400 Atlantic Avenue
Canton, MA 02021                            Boston, MA 02110-3333
Attn: Jeffrey Stone                         Attn: Kitt Sawitsky
Fax: (617) 821-9956                         Fax: (617) 574-4112


If to PNC Capital Corp:                     With a copy to:

PNC Capital Corp                            Cohen & Grigsby, P.C.
One PNC Plaza                               2900 CNG Tower
19th Floor                                  625 Liberty Avenue
249 Fifth Avenue                            Pittsburgh, PA 15222
Pittsburgh, PA 15222                        Attn: Jeffery D. Peters
Attn: Preston Walsh                         Fax: (412) 391-3382
Fax: (412) 762-6233

If to Seacoast Capital                      With a copy to:

Seacoast Capital                            Hughes & Luce, LLP
55 Ferncroft Road                           1717 Main Street, Suite 2800
Danvers, MA 01923                           Dallas, TX 75201
Attn: Paul Giovacchini                      Attn: Larry A. Makel
Fax: (508) 750-1301                         Fax: (214) 939-6100

If to Exeter Venture Lenders, L.P.          With a copy to:

Exeter Venture Lenders, L.P.                O'Sullivan, Graev & Karabell, LLP
10 East 53rd Street                         30 Rockefeller Plaza, 41st Floor
New York, NY 10022                          New York, NY 10112
Attn: Keith R. Fox                          Attn: Phyllis A. Schwartz
Fax: (212) 872-1198                         Fax: (212) 408-2420


If to any other Holder, to the address or number supplied by such Holder to the Company for the purpose of giving notice.

         21. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

         23. WAIVERS. The due performance or observance by the parties of their respective obligations hereunder shall not be waived, and the rights and remedies of the parties hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder may be waived only by a writing signed by the party or parties against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

         24. TRANSFER BY EXETER. The parties acknowledge that Exeter Venture Lenders, L.P. intends to transfer to Exeter Equity Partners, L.P. a 50% interest in its Warrant promptly after the closing of the transactions contemplated hereby and hereby consent to such transaction.

                  SIGNATURE PAGE TO WARRANT PURCHASE AGREEMENT


                                             NEW ENGLAND AUDIO CO., INC.

                                             By: /s/ Jeffrey S. Stone
                                                 -------------------------------
                                             Title: President
                                                    ----------------------------

                                             PNC CAPITAL CORP

                                             By: /s/ Preston Walsh
                                                 -------------------------------
                                             Title: Vice President
                                                    ----------------------------


                                             SEACOAST CAPITAL PARTNERS, L.P.

                                             By: Seacoast Capital Corporation,
                                                 its General Partner


                                             By: /s/ P. G. Giovacchini
                                                 -------------------------------
                                             Title: Vice President
                                                    ----------------------------


                                             EXETER VENTURE LENDERS, L.P.

                                             By: Exeter Venture Advisors, Inc.


                                             By: /s/ Keith R. Fox
                                                 -------------------------------
                                             Title:
                                                    ----------------------------

                                                                       EXHIBIT A


NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO TRANSFER OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. MOREOVER, THIS WARRANT AND THE SECURITIES FOR WHICH IT IS EXERCISABLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER RESTRICTIONS SET FORTH IN A TAG-ALONG, TRANSFER RESTRICTION AND BRING-ALONG AGREEMENT DATED AS OF NOVEMBER 28, 1995, AS AMENDED (WHICH AGREEMENT IS ON FILE WITH THE COMPANY'S SECRETARY).


                           NEW ENGLAND AUDIO CO., INC.


May __,1997                                              Certificate No. _______


                             STOCK PURCHASE WARRANT
                       ____________ Shares of Common Stock


         This is to certify that, for value received, __________________________ (the "Initial Holder"), its registered successors and assigns, is entitled upon the due exercise hereof to purchase (subject to adjustment as provided in the Purchase Agreement) __________ shares of the Common Stock, no par value (such stock, together with such other securities or properties as may be issued upon the exercise hereof, being referred to herein as the "Stock"), of New England Audio Co., Inc., a Massachusetts corporation (the "Company"), for the price of $.001 per share (the "Exercise Price") and to exercise the other rights, powers and privileges provided for herein, all upon the terms and subject to the conditions specified herein.

         1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Warrant Purchase Agreement dated as of May __, 1997 between the Company, the Initial Holder and certain other parties (the "Purchase Agreement") unless the context otherwise requires.

         2. EXERCISE. This Warrant may be exercised by the registered Holder hereof at any time during the period commencing on the date hereof and ending at 5:00 p.m., Boston, Massachusetts time on the Expiration Date specified in Paragraph 9 by surrender of this Warrant at the Company's principal offices at 40 Hudson Road,

Canton, Massachusetts 02021 (or such other address as the Company may advise the Holder by notice given in the manner provided in the Purchase Agreement), with the form of election to subscribe attached hereto as ANNEX A duly executed and upon tender to the Company of the Exercise Price. Upon the date the Company receives all of the foregoing from the Holder this Warrant shall be deemed to have been exercised and the Holder exercising the same to have become a holder of record of shares of Stock purchased hereunder for all purposes and certificates for such shares shall be delivered to such Holder or its transferee within a reasonable time (not exceeding ten business days) after this Warrant shall have been exercised. If an exercise of this Warrant is for less than all of the Stock then, concurrently with its delivery of such certificates, the Company shall deliver to such Holder (or, so long as such Holder has also complied with Paragraph 6, its transferee) a new warrant or warrants which shall be of like tenor and date as this Warrant and shall represent in the aggregate the right to subscribe for and purchase the remaining number of shares which may be subscribed for and purchased hereunder.

         3. PAYMENT OF EXERCISE PRICE. Upon any exercise of this Warrant the Exercise Price may be paid, in the sole discretion of the Holder, by (a) tendering the same to the Company in cash, (b) setting-off the same against any debt owed by the Company to the Holder or (c) tendering to the Company such number of shares of Stock issuable upon the exercise of this Warrant as have a value equal to the Exercise Price. If the Holder shall choose option (b) or (c) above then, in lieu of tendering the Exercise Price upon the exercise this Warrant, it shall tender to the Company a notice specifying the manner in which it has elected to pay the Exercise Price.

         4. TAXES. If any tax (other than income tax) is payable by the Holder by reason of the issuance of any certificates representing Stock, such tax shall be paid by the Company; provided, that the Company shall not be required to pay any tax which may be payable in respect of the issuance of any such certificate in a name other than that of the registered Holder of this Warrant, and the Company shall not be required to issue any such certificate in a name other than such Holder's unless and until any tax payable by reason of such issuance has been paid.

         5. WARRANT REGISTER. The Company shall at all times while any portion of this Warrant remains outstanding and exercisable keep and maintain at its principal office a register (the "Warrant Register") in which the registration, transfer and exchange of this Warrant shall be recorded. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise, transfer or exchange of this Warrant. If at any time the Company shall appoint an agent (the "Warrant Agent") to maintain such register, the Company shall promptly give notice in the manner provided in the Purchase Agreement to the registered Holder hereof of the name of such Warrant Agent and of the place or places at which this Warrant may be presented for transfer, exchange or exercise. The terms of the agreement between the Company and any

Warrant Agent at any time in effect will be in conformity with the terms of this Warrant and the Purchase Agreement.

         6. TRANSFER. Subject to compliance with applicable securities laws and with the restrictions on transfer set forth in the Tag-Along, Transfer Restriction and Bring-Along Agreement among the Company and certain of its shareholders, as amended, this Warrant and all rights hereunder are transferable on the books of the Company by the registered Holder hereof in person or by duly authorized attorney upon surrender of this Warrant at the address set forth in Paragraph 2, together with the form of transfer authorization attached hereto as ANNEX B duly executed. Absent any such transfer, the Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         7. EXCHANGE. This Warrant is exchangeable, upon the surrender hereof by the Holder at the address set forth in Paragraph 2 together with the form of exchange authorization attached hereto as ANNEX C duly executed, for new warrants in such denominations as the Holder shall designate at the time of surrender for exchange (but not for less than 10% of the shares of Stock for which this Warrant is originally exerciseable), which new warrants shall be of like tenor and date and shall represent in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

         8. LOST, STOLEN, MUTILATED, OR DESTROYED WARRANTS. If this Warrant shall become lost, stolen, mutilated or destroyed the Company shall issue a new warrant of like denomination, tenor and date as this Warrant upon its receipt from the Holder of reasonably satisfactory evidence of such event and assurances that the Holder will indemnify the Company on account of any loss incurred by the Company which is occasioned by such event. Any such new warrant shall constitute an original contractual obligation of the Company whether or not the allegedly lost, stolen, mutilated or destroyed warrant shall be at any time enforceable by anyone.

         9. EXPIRATION. This Warrant shall expire and be of no further force and effect on the date (the "Expiration Date") which is the earlier to occur of (a) the date when the Company has fully complied with Paragraph 2 hereof, in the event of a complete exercise hereof or (b) the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the fourth anniversary of the date on which Senior Subordinate Promissory Notes issued under the Note Purchase Agreement have been paid in full.

         10. MANDATORY EXERCISE. Notwithstanding any other provision hereof, the Holder shall, upon the request of the Company, fully exercise this Warrant concurrently with the closing of a Qualified Public Offering.

         11. WARRANT PURCHASE AGREEMENT. The terms of the Purchase Agreement, as they relate to this Warrant, are incorporated by reference in this Warrant as fully as if the same were set forth herein.

         12. APPLICABLE LAW. The validity, interpretation and performance of this Warrant shall be governed by the laws of the Commonwealth of Massachusetts.

         13. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

         14. NOTICES. All notices and other correspondence which is required or may be given hereunder shall be given in the manner and to the addresses specified in the Purchase Agreement.

         WITNESS the due execution of this Stock Purchase Warrant as of the date first written above with the intent to be legally bound.

                                             NEW ENGLAND AUDIO CO., INC.




                                             By:
                                                 -------------------------------
                                             Title:
                                                    ----------------------------

                                                                         ANNEX A
                                                                      to Warrant




         [SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF THE WARRANT]

         The undersigned registered holder of the within Warrant hereby (1) subscribes for _____________ shares which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment therefor called for by the within Warrant, and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:





                                             -----------------------------------
                                                           (Name)



                                             Signature:
                                                        ------------------------

                                             Dated:
                                                    ----------------------------

                                                                         ANNEX B
                                                                      to Warrant





              [TO BE EXECUTED TO EFFECT A TRANSFER OF THE WARRANT]



         FOR VALUE RECEIVED _______________________________ hereby sells, assigns, and transfers unto ___________________________________________________, the right to purchase ____________________ shares evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ___________________ to transfer such right on the books of Company, with full power of substitution.






                                             -----------------------------------
                                                           (Name)



                                             Signature:
                                                        ------------------------

                                             Dated:
                                                    ----------------------------

                                                                         ANNEX C
                                                                      to Warrant





              [TO BE EXECUTED TO EFFECT AN EXCHANGE OF THE WARRANT]

         The undersigned registered holder of the within Warrant hereby directs the Company to exchange said Warrant for like warrants in the following denominations: _______________________.





                                             -----------------------------------
                                                           (Name)



                                             Signature:
                                                        ------------------------

                                             Dated:
                                                    ----------------------------

223397                                                           EXECUTION COPY


                     JOINDER TO WARRANT PURCHASE AGREEMENT



     This Joinder is made as of May 31, 1997 by EXETER EQUITY PARTNERS, L.P. ("Exeter Equity") in favor of the parties to that certain Warrant Purchase Agreement dated as of May 30, 1997 among New England Audio Co., Inc. (the "Company") and the Initial Holders under and as defined therein (the "Warrant Purchase Agreement"). Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Warrant Purchase Agreement.

                                    PREAMBLE

     Exeter Equity, as a transferee pursuant to Section 24 of the Warrant Purchase Agreement of a portion of the Warrant which was originally issued to Exeter Venture Lenders, L.P., has become a Holder under and as defined in the Warrant Purchase Agreement. Exeter Equity, as such transferee, desires to become a party to the Warrant Purchase Agreement. Therefore, Exeter Equity agrees as follows with the intent to be legally bound.

                                   AGREEMENT

     1. Joinder of New Holder. Exeter Equity acknowledges that it has received a fully-executed copy of the Warrant Purchase Agreement. Effective as of the date hereof, Exeter Equity joins in and becomes party to the Warrant Purchase Agreement as a Holder. By executing this Joinder, Exeter Equity (a) hereby makes all of the representations and warranties of the Holders set forth therein and
(b) agrees to be bound by all of the provisions thereof applicable to the Holders. The notice address of Exeter Equity shall be the same address as for Equity Venture Lenders, L.P.

     2. Effect on Warrant Purchase Agreement. Except for the joinder effected hereby, the Warrant Purchase Agreement remains unmodified and is confirmed as being in full force and effect.

     3. Miscellaneous. This Joinder: (a) may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; (b) contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (c) shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania; and
(d) shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

                               SIGNATURE PAGE TO
                     JOINDER TO WARRANT PURCHASE AGREEMENT


                                        EXETER EQUITY PARTNERS, L.P.

                                        By:  Exeter Equity Advisors, L.P.,
                                             its General Partner

                                        By:  Exeter Equity Advisors, Inc.,
                                             its General Partner

                                        By:    [Illegible]
                                           ------------------------------
                                        Title:  Vice President
                                               --------------------------


                                      -2-